UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

TEDA TRAVEL INCORPORATED

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)

Title of each class of securities to which transaction applies:

2)

Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)

Proposed maximum aggregate value of transaction:

5)

Total fee paid:

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Fee paid previously with preliminary materials.

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 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

2)

Form, Schedule or Registration Statement No.:

3)

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4)

Date Filed:

INFORMATION STATEMENT

OF

TEDA TRAVEL INCORPORATED

SUITE 2102 CHINACHEM CENTURY TOWER

178 GLOUCESTER ROAD, WANCHAI, HONG KONG

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about July 5, 2005 to the holders of record as of the close of business on June 17, 2005 of the common stock of Teda Travel Incorporated (“Teda”).

Teda’s Board of Directors has approved, and two stockholders owning 17,110,000 shares of the 24,903,000 shares of Teda’s common stock (the “Common Stock”) outstanding as of June 17, 2005, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under Sections 607.0821 and 607.0704 of the Florida Revised Statutes and Teda’s By-Laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Teda for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, and Chapter 607 of the Florida Revised Statutes.

ACTION BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDERS

GENERAL

Teda will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Teda will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Teda’s common stock.

Teda will only deliver one Information Statement to multiple security holders sharing an address unless Teda has received contrary instructions from one or more of the security holders. Upon written or oral request, Teda will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Teda Travel Incorporated

Suite 2102 Chinachem Century Tower

178 Gloucester Road, Wanchai, Hong Kong

011-852-2833-2186

Attn: Albert Wong

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Teda’s Bylaws and the Florida Revised Statutes, a vote by the holders of at least a majority of Teda’s outstanding capital stock is required to effect the action described herein. Teda’s Articles of Incorporation does not authorize cumulative voting. As of the record date, Teda had 24,903,000 voting shares of Common Stock issued and outstanding of which 12,451,501 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of two current stockholders of Teda, are collectively the record and beneficial owners of 17,110,000 shares of Teda’s Common Stock outstanding as of June 17, 2005, which represents 68.7% of the issued and outstanding shares of Teda’s Common Stock. Pursuant to 607.0704 of the Florida Revised Statutes, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated June 22, 2005, attached hereto as Exhibit A. No consideration was paid for the consent. The consenting stockholders’ names, affiliations with Teda, and their beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage
Godfrey Chin Tong Hui	Chief Executive Officer and Director	8,400,000	33.7%
Magnolia Group Holdings Limited	Stockholder	8,710,000	35.0%

Total		17,110,000	68.7%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 17, 2005, certain information regarding the ownership of Teda’s capital stock by each director and executive officer of Teda, each person who is known to Teda to be a beneficial owner of more than 5% of any class of Teda’s voting stock, and by all officers and directors of Teda as a group. Unless otherwise indicated below, to Teda’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of all classes of Teda common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of June 17, 2005 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 24,903,000 shares of the Common Stock issued and outstanding on a fully diluted basis, as of June 17, 2005.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class

Common Stock	Godfrey Hui Chin Tong (2)	18,820,000	75.6%
Common Stock	Hon Ming Wong	200,000	0.8%
Common Stock	All officers and directors as a group (two (2) persons)	19,020,000	76.4%
Common Stock	Magnolia Group Holdings Limited (2) (3)	8,710,000	35.0%

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(1)

Unless otherwise noted, the address for each of the named beneficial owners and directors and officers is Suite 2102, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong.

(2)

Godfrey Chin Tong Hui is a Director and the Chief Executive Officer of Teda. He personally owns 8,400,000 shares of Teda’s common stock. He owns 100% of the issued and outstanding common stock of his personal holding company, New Nature Development Limited (“New Nature”), which in turn is the record owner of 513,000 shares of Teda’s Common Stock. Moreover, Mr. Hui also owns 1% of the issued and outstanding shares of, and is a director of, Magnolia Group Holdings Limited (“Magnolia”). Magnolia owns 8,710,000 shares of Teda’s Common Stock. Mr. Hui also is a director of Teda Hotels Management Pte Limited, which is a record owner of 1,197,000 shares of Teda’s Common stock. All of which Mr. Hui is considered to be interested in.

(3)

The address of Magnolia Group Holdings Limited is Unit 1602, Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong.

CHANGE IN CONTROL

None.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Teda’s Board of Directors (the “Board”) and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION 1

REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and the consenting stockholders have approved a resolution, attached as Exhibit A hereto, to effect a one-for-15 (1:15) reverse stock split of the Common Stock of Teda (the "Reverse Split"). The Board and the consenting stockholders believe that the Reverse Split is in Teda's best interests, principally because it will enable Teda to issue additional shares of common stock in connection with equity financing and employee compensation.

The immediate effect of the Reverse Split will be to reduce the total number of shares of Teda common stock from approximately 24,903,000 to approximately 1,660,200 presently issued and outstanding.

However, the Reverse Split will affect all of the holders of all classes of Teda's common stock uniformly and will not affect any stockholder's percentage ownership interest in Teda or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective on or about July 25, 2005 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of all classes of Teda's common stock and without regard to current certificates representing shares of all classes of Teda common stock being physically surrendered for certificates representing the number of shares of all classes of Teda common stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates of Teda common stock will not be issued.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded to the next whole share.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. Teda's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

ACTION II

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

The Board and the consenting stockholders have adopted and approved an amendment to increase the number of its authorized shares of Common Stock from 50,000,000 to 250,000,000 shares (the “Authorized Share Increase”). The amendment was adopted primarily in anticipation of any forthcoming potential reverse merger of which neither LOI nor definitive agreement has been entered. The par value of each such share of common stock shall be $0.001 per share. The text of the resolutions approving the amendment is attached hereto as Exhibit A.

The Authorized Share Increase will be implemented by filing an Article of Restatement with the Secretary of State of the State of Florida, a form of which is attached as Exhibit B to the resolution set forth as Exhibit A. Under federal securities laws, Teda cannot file the Article of Restatement until at least 20 days after the mailing of this Information Statement.

As of the record date, the authorized number of shares of Teda’s Common Stock is 50,000,000, of which 24,903,000 shares are outstanding. The Board and the consenting stockholders believes that additional authorized shares of Common Stock is in Teda’s best interest as the additional shares could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights. Teda has no present plans to issue any shares of its Common Stock that will be authorized by the amendment.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of Teda in effect on the date of this Information Statement, Teda stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Teda or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Florida law with respect to a merger or other business combination involving Teda.

Following the Reverse Stock Split and the Authorized Share Increase, the number of shares of Teda’s common stock will be as follows (subject to slight adjustment for rounding of fractional shares):

	Common Stock Outstanding	Authorized Common Stock
Pre Reverse Split	24,903,000	50,000,000

1 for 15	1,660,200	250,000,000

EXHIBIT A

JOINT WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

AND

MAJORITY STOCKHOLDERS

OF

TEDA TRAVEL INCORPORATED

a Florida Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding capital stock of Teda Travel Incorporated, a Florida corporation (the “Corporation”), acting pursuant to the authority granted by Sections 607.0821 and 607.0704 of the Florida Revised Statutes and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of June 22, 2005:

REVERSE SPLIT

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding and reserved shares of the Corporation, that it is in the best interests of the Corporation and its shareholders that every fifteen (15) issued and outstanding shares of common stock of the Corporation (“Common Stock”) be automatically split into 1 share of Common Stock (the “Reverse Stock Split”);

WHEREAS, subject to and in compliance with Section 607.10025 of the Florida General Corporation Law, it is deemed to be in the best interests of the Corporation and its shareholders that a record date for the Reverse Stock Split be set as July 15, 2005 (the “Record Date”), such that all persons holding shares of Common Stock on the Record Date shall have their shares of Common Stock split applying a ratio of 15 to 1 and that an effective date for the Reverse Stock Split be set on the date that is 10 days after the Record Date;

NOW, THEREFORE, BE IT RESOLVED, that, every 15 issued and outstanding shares of Common Stock be and hereby are automatically split into 1 share of Common Stock;

RESOLVED FURTHER, that the Record Date be, and hereby is approved;

RESOLVED FURTHER, that, no fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the nearest whole share.

RESOLVED FURTHER, that, subject to the foregoing, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares held by each shareholder after giving effect to the Reverse Stock Split and to take such further action as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

AMENDMENT TO ARTICLES OF INCORPORATION

(INCREASE IN AUTHORIZED SHARES OF COMMON STOCK)

WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation, substantially in the form of Exhibit B attached hereto (the “Articles of Restatement”) to increase the number of authorized shares of its common stock from 50,000,000 to 250,000,000; and

WHEREAS, the Board deems the amendments set forth in the Articles of Restatement is in the best interests of the Corporation and its shareholders.

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Corporation be amended as follows:

1.

Changing Article IV so that, as amended, said Article shall be and read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, preferred stock (“Preferred Stock”) and common stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is 255,000,000. The total number of shares of Common Stock the Corporation shall have the authority to issue is 250,000,000, par value $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000, par value $0.001 per share. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, and by filing a certificate pursuant to the Florida Statutes, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted by the Florida Statutes.

All stock of this corporation, whether Common Stock or Preferred Stock, shall be issued only upon the receipt of the full consideration fixed for the issuance of such stock. Such stock, once issued, shall be fully paid and nonassessable.

No holder of shares of any class of this corporation shall have (1) any preemptive right to subscribe for or acquire additional shares of this corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized, or (2) any right to acquire any shares which may be held in the treasury of this corporation. All such additional or treasury shares may be issued or reissued for such consideration, at such time, and to such persons as the Board of Directors may from time to time determine.

On July 25, 2005 (the “Split Effective Date”), each 15 shares of common stock, par value $.0001 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of common stock, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.”

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Florida, the Articles of Restatement , in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

DIRECTORS:

/s/ Godfrey Hui Chin Tong
Godfrey Hui Chin Tong

/s/ Wong Hon Ming
Wong Hon Ming

STOCKHOLDERS:

Magnolia Group Holdings Limited

By:	/s/ Godfrey Chin Tong Hui
Name:	Godfrey Chin Tong Hui
Title: Director
Common Shares Held: 8,710,000

Godfrey Chin Tong Hui

By:	/s/ Godfrey Chin Tong Hui
Name:	Godfrey Chin Tong Hui
Common Shares Held: 8,400,000

EXHIBIT B TO THE

JOINT WRITTEN CONSENT OF THE

BOARD OF DIRECTORS AND

MAJORITY STOCKHOLDERS OF

TEDA TRAVEL INCORPORATED

ARTICLES OF RESTATEMENT OF THE

ARTICLES OF INCORPORATION

OF TEDA TRAVEL INCORPORATED

Teda Travel Incorporated, pursuant to Sections 607.1003, 607,1006 and 607.1007 of the Florida Revised Statutes, adopts this Amended and Restated Articles of Incorporation. The following Amended and Restated Articles of Incorporation requires shareholder approval and was adopted by unanimous consent of the Board of Directors pursuant to Section 607.0821 of the Florida Revised Statutes and by Consent of Majority Stockholders pursuant to Section 607.0704 of the Florida Revised Statutes. The number of shares approving this Amended and Restated Articles of Incorporation was sufficient for approval.

The following Amended and Restated Articles of Incorporation amends the original Articles of Incorporation in its entirety, as follows:

Article I
Name

The name of the corporation is Teda Travel Incorporated.

Article II
Mailing Address

The principal office and mailing address of this Corporation is Teda Travel Incorporated Suite 2102 Chinachem Century Tower 178 Gloucester Road, Wanchai, Hong Kong. The Board of Directors may, from time to time, change the street and post office address of the Corporation as well as the location of its principal office.

Article III
Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 607 of the Florida Revised Statues.

Article IV
Capital Stock

This Corporation is authorized to issue two classes of stock to be designated, respectively, preferred stock (“Preferred Stock”) and common stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is 255,000,000. The total number of shares of Common Stock the Corporation shall have the authority to issue is 250,000,000, par value $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000, par value $0.001 per share. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value. The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, and by filing a certificate pursuant to the Florida law, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations,

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preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted by Florida laws.

All stock of this Corporation, whether Common Stock or Preferred Stock, shall be issued only upon the receipt of the full consideration fixed for the issuance of such stock. Such stock, once issued, shall be fully paid and nonassessable.

No holder of shares of any class of this Corporation shall have (1) any preemptive right to subscribe for or acquire additional shares of this corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized, or (2) any right to acquire any shares which may be held in the treasury of this corporation. All such additional or treasury shares may be issued or reissued for such consideration, at such time, and to such persons as the Board of Directors may from time to time determine.

On July 25, 2005 (the “Split Effective Date”), each 15 shares of common stock, par value $.0001 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of common stock, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.

Article V
Term of Existence

This Corporation shall have perpetual existence commencing on November 30, 1999.

Article VI
Board of Directors

The number of directors may be either increased or decreased from time to time by the By-Laws but shall never be less than one.

Article VII
By-Laws

The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the By-laws of the Corporation, except as such power may be restricted or limited by Florida law.

Article VIII
Indemnification

The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, each person (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or

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other enterprise. The indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against such person. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Article IX
Not Governed by Control Share Law

The Corporation expressly elects not to be governed by §607.0902 of the Florida Business Corporation Act, as it may be amended from time to time, relating to control share acquisitions.

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